UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

MSP Recovery, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39445	84-4117825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Le Jeune Road Floor 10
Coral Gables, Florida		33134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 614-2222

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	MSPR	The NASDAQ Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MSPRW	The NASDAQ Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $0.0001 per share	MSPRZ	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2022, MSP Recovery, Inc., a Delaware corporation (the “Company”), finalized an Amendment to the Claim Proceeds Investment Agreement (the "Amendment") and a Warrant Agreement (the "Warrant Agreement") with Brickell Key Investments LP (the “Holder”), pursuant to which the parties have agreed to amend the original Claims Proceeds Investment Agreement ("CPIA") and required payment terms. The Amendment and Warrant Agreement were agreed effective September 30, 2022.

Pursuant to the agreements, the Company grants to the Holder the right to purchase Class A common shares in the Company (the "Class A Shares") in accordance with the terms and conditions of the Agreement. The maximum amount of Class A Shares that the Holder may purchase from the Company is 66,666,666 (the “Amount”) for a purchase price equal to $6,666.67 ($0.0001 per Class A Share) (the “Exercise Price”), and is payable in cash. This Warrant (the “Warrant”) will expire at 5:00 p.m. (Eastern Time), on September 30, 2027 and may be exercised in whole or in part by Holder at any time prior to such date. The Holder can only sell a maximum of 15% per month of the Class A Shares obtained through the Warrant.

In exchange for the Company issuing the Warrant, the amounts owed to the Holder pursuant to CPIA are reduced from approximately $143 million to equal $80 million (the "Reduced Obligation"), and no further interest will accrue. The Holder has the right to receive the $80 million owed through (1) proceeds as outlined in the CPIA, (2) cash paid by the Company or (3) monetization of the Warrant (through the sale of the Warrant or sale of the underlying Class A Shares). If the Holder monetizes the Warrant, the amount owed will be reduced at a measure of $1.20 per Class A Share (5 day volume weighted average price as of September 30, 2022).

In connection with the Amendment and Warrant Agreement, the Holder also executed a Stock Pledge Agreement (the "Pledge Agreement") with MSP Founders, John H. Ruiz and Frank Quesada (the "Founders"), whereby Up-C Units were pledged as collateral to further secure the Reduced Obligation. The Pledge Agreement also provides the option to the Founders to repurchase the Warrant from the Holder on or before June 30, 2023 for $80 million, and the Founders and the Company have agreed that such option will only be exercised at the direction of, and will ultimately be repurchased by, the Company.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Warrant and Class A Shares upon the conversion of the Warrant are and will be exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP Recovery, Inc.

Date:	October 12, 2022	By:	/s/ Calvin Hamstra
Name: Calvin Hamstra Title: Chief Financial Officer